June 5, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Republic Bancorp, Inc. dated May 31, 1996.

Yours truly,

/s/  Deloitte & Touche LLP